PRUDENTIAL WORLD FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ 07102




                                     December 22, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential World Fund, Inc.
                  File No. 811-3981


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR

for the above referenced Fund, for the twelve-month period ended October 31, 2004. The enclosed is being filed electronically via the EDGAR System.



                                            Yours truly,


                                  /s/ Jonathan D. Shain
                                      Jonathan D. Shain
                                              Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 22nd day of December 2004.



Prudential World Fund, Inc.



By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L. Hoelscher
         Jonathan D. Shain	Floyd L. Hoelscher
         Secretary





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